Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:	Glenn Eanes
Treasurer
540-665-9100

AMERICAN WOODMARK CORPORATION

Declares Cash Dividend

Winchester, Virginia (November 16, 2004) — American Woodmark Corporation  (Nasdaq/NM:AMWD) today announced a quarterly cash dividend of $0.03 per share, to be paid on December 10, 2004, to shareholders of record on November 30, 2004.

American Woodmark Corporation, located in Winchester, VA, is the third largest manufacturer of kitchen cabinets in the United States and Canada. Offering approximately 230 cabinet lines in a wide variety of designs, materials and finishes,  American Woodmark products are sold through a network of dealers and distributors, and directly to home centers and major builders. The Company currently operates 14 manufacturing facilities in Arizona, Georgia, Indiana, Kentucky, Minnesota, Oklahoma, Tennessee, Virginia and West Virginia, as well as various service centers across the country. In addition, the Company is building a new assembly facility in Allegany County, MD, which is scheduled to begin operation in the fourth quarter of the current fiscal year.   American Woodmark shares are traded on the NASDAQ National Market, under the symbol “AMWD”.